Exhibit 99.1

DANVERS BANCORP, INC.

FOR IMMEDIATE RELEASE

Date:	January 22, 2009

Contacts:	Kevin T. Bottomley	L. Mark Panella
	President and CEO	Chief Financial Officer

Phone:	(978) 739-0263	(978) 739-0217
Email:	kevin.bottomley@danversbank.com	mark.panella@danversbank.com

Danvers Bancorp, Inc. Reports Results for the Three Months and Year Ended December 31, 2008

DANVERS, MASSACHUSETTS (January 22, 2009): Danvers Bancorp, Inc. (the “Company”) (NASDAQ: DNBK), the holding company for Danversbank (the “Bank”), today reported net loss of $37,000 for the quarter ended December 31, 2008 compared to net income of $1.1 million for the same quarter in 2007.  Higher provision for loan losses, primarily related to the growth of the Company’s loan portfolio, an increase in non-interest expenses and higher provision for income taxes offset measurable increases in net interest income.  In particular, net interest income improved by $2.7 million or 27.6% from the comparable three-month period in 2007.

Compared to the quarter ended September 30, 2008, net income decreased to a net loss of $37,000 from net income of $48,000.  Increases in net interest income and non-interest income were offset by increases in both the provision for loan losses, non-interest expense and higher income tax provision in relation to pretax income.

For the year ended December 31, 2008, the Company recorded a net loss of $2.7 million compared to net income of $4.4 million in 2007.  The 2008 loss was primarily due to two non-recurring items; a $6.9 million pretax charge related to the establishment of the Danversbank Charitable Foundation (the ‘‘Foundation”) and a $3.7 million pretax charge related to the acceleration of the Company’s phantom stock plan.  Both charges are directly related to the Company’s conversion in 2008 from a mutual form of organization to a public stock holding company.  Due to the dramatic growth of the loan portfolio during 2008, the Company’s provision for loan losses expense increased $3.4 million between the two periods.  In addition, the Company incurred $2.8 million in other real estate owned expense in 2008 primarily related to a residential subdivision that was sold during the third quarter.

Fourth quarter financial highlights include:

•                  23% annual growth in gross loans;

•                  12% annual growth in total deposits;

•                  Non-performing assets to total assets of 0.41% compared to 0.50% for Q3 ‘08 and .55% for Q4 ‘07;

•                  Net interest margin of 3.24% compared to 3.25% for Q3 ‘08 and 3.09% for Q4 ‘07;

•                  Net interest income increased 28% compared to the same period in 2007;

•                  Net interest income increased 7% compared to Q3 ‘08;

•                  Non-interest income decreased 8% compared to the same period in 2007; and

•                  Non-interest income increased 16% compared to Q3 ‘08.

 “Overall we are pleased with both our financial performance during the past year and our financial condition at the end of the year.  A strong capital position following our conversion to a public company in January, robust growth in our loan portfolio and strong asset quality metrics are particularly noteworthy,” stated Kevin T. Bottomley, President and CEO.

DANVERS BANCORP, INC.

Earnings per share basic and diluted for the fourth quarter was $(0.002).  Earnings per share are not applicable for the year ended December 31, 2008, as shares were not outstanding for the entire period.

Dividend Declared

The Board of Directors of the Company has declared a cash dividend on its common stock of $0.02 per share.  The dividend will be paid on or after February 20, 2009 to shareholders of record as of February 6, 2009.

2008 Earnings Summary

The Company’s net interest income reflected a significant increase of $2.7 million, or 27.6%, during the fourth quarter of 2008 when compared with the same period in 2007.  The increase was attributable to both an improvement in the Company’s net interest margin and continued strong loan growth during the quarter.  The Company’s net interest income increased $798,000 when compared to the third quarter of 2008.  While the overall volume of business, particularly in the loan area, increased during the quarter, the Company experienced a 1 basis point decline in its net interest margin (“NIM”) for the quarter.  The change, however, was considerably less than the 13 basis point decline in NIM that the Company experienced between the second and third quarter in 2008.  Both the Company’s asset yields and liability costs declined slightly during the fourth quarter.  Deposit funding costs were identical between the two time periods.  The Company’s NIM was 3.24% for the quarter ended December 31, 2008, compared to 3.25% for the quarter ended September 30, 2008 and 3.09% for the quarter ended December 31, 2007.

Non-interest income for the fourth quarter of 2008 totaled $1.7 million, a decrease of $151,000, or 8.3%, compared to the fourth quarter of 2007.  Increases in other operating income and service charges on deposits were offset by a decrease in gains on sales of securities.  Non-interest income increased $225,000 on a linked quarter basis.  The change reflects increases in service charges on deposits, income on bank-owned life insurance and other operating income.

For the year ended December 31 2008, the Company’s net interest income increased by $10.0 million or 27.0%.  The Company experienced the combined benefit of improved margins and significantly increased loan volume between the comparable periods.  In particular, the Company’s loan portfolio increased by more that $210 million for the year. Non-interest income increased by $1.2 million or 21.6% compared to the year ended December 31, 2007.  Included in the increase in non-interest income is an increase of $556,000 in securities gains, net.  Management sold a portion of the securities portfolio in 2008 in order to reposition a segment of the portfolio, from fixed to adjustable, and to fund the Company’s expanded lending activities.

Other operating expense increased by $2.2 million for the fourth quarter of 2008 as compared to the same period in 2007.  The most notable factors contributing to this increase were due to an increase in other real estate owned expense of $893,000 and other operating expense of $886,000.  The Company established an OREO reserve during the fourth quarter that relates to a performance bond associated with the large residential subdivision that was sold during the third quarter of 2008.  Increases in general and administrative expenses, most notably in the areas of deposit insurance, legal, marketing, and investor relations were the primary reasons for the increases between the comparable periods.  Non-interest expense increased by $1.7 million for the quarter when compared to the quarter ended September 30, 2008.  This was also due to increases in other real estate owned related to the aforementioned subdivision and general and administrative expenses as we continue to expand the Company’s presence in the marketplace.

Other operating expense increased significantly between the comparable twelve-month periods.  The increase was primarily due to two non-recurring conversion items; a $6.9 million pretax charge related to the establishment of the Danversbank Charitable Foundation and a $3.7 million pretax charge related to the acceleration of the Company’s phantom stock plan.  In addition, the Company’s provision for loan losses and foreclosure expense increased by $3.4 and $2.7 million, respectively, between the two periods.  The growth of the loan portfolio and the workout of the residential subdivision were the primary reasons for the respective increases.

DANVERS BANCORP, INC.

Balance Sheet Summary

The Company’s total assets increased by $279.5 million, or 19.3%, from $1,448.3 million at December 31, 2007 to $1,727.8 million at December 31, 2008.  Net loans increased by $207.4 million, or 23.1% during the year and securities increased $84.1 million, or 20.7%.  The change in the Company’s mix of business is due primarily to some excellent credit opportunities that continue to present themselves.  The overall increase in the Company’s assets was funded primarily with an increase in deposits and to a lesser extent a combination of short and long-term borrowing.  Deposit balances increased by $120.2 million, or 12.0%, for the year of 2008. Total borrowing increased $162.5 million for the same time period.

The Company experienced significant growth in commercial and industrial (C&I) loan balances in 2008.  For 2008, the Company had an increase in C&I loans of $170.7 million including $28.6 million in the fourth quarter.  Overall, the loan portfolio increased more than $45 million during the quarter and at $1,118.9 million, gross loans have increased by $210.5 million for the year.

“Our decided focus on C&I lending was a successful strategy in 2008 as this segment accounted for 81% of the growth in our loan portfolio as a whole.  Within the C&I area, the performance of the asset based lending group, who joined the Company during the fourth quarter of 2007, was of particular note as it accounted for 54% of the total growth in the C&I loan portfolio,” noted Bottomley.

Despite the continuing deterioration experienced in many sectors of the broader credit markets, the Company’s asset quality metrics remained satisfactory at December 31, 2008, with non-performing assets as a percentage of total assets of 41 basis points, down from 50 basis points at September 30, 2008 and 55 basis points at December 31, 2007.  Non-performing assets totaled $7.1 million at December 31, 2008 compared to $7.9 million at December 31, 2007.  The fourth quarter provision for loan losses was $1.5 million compared to $350,000 for the same period in 2007 and $1.1 million during the third quarter of 2008.  The growth of the loan portfolio, particularly in the C&I segment, was the primary reason for the increase over the past two quarters.  Net charge-offs were $1.2 million for 2008 compared to $2.1 million for 2007.  At 11 basis points of total loans, net charge offs in 2008 were consistent with the Company’s historical loss trends.  The allowance for loan losses increased by $1.1 million, or 9.8%, during the fourth quarter of 2008 and $3.0 million for 2008.  The allowance represents 1.08% of loans at December 31, 2008 compared to 1.00% at December 31, 2007.  The allowance represents 204.53% of non-performing loans at December 31, 2008.

Deposits increased by $120.2 million, or 12.0%, to $1,118.3 million at December 31, 2008 compared to $998.1 million at December 31, 2007.  Deposit balances decreased by $7.1 million during the fourth quarter.  For the year, the Company has experienced increases in most deposit categories with the most notable increase occurring in the Company’s money market category.  With our commercial focus, successfully raising core deposits is a critical component of the Company’s overall strategy.  Advances from the Federal Home Loan Bank of Boston (FHLBB) increased by $157.0 million, or 108.2%, at December 31, 2008 compared to December 31, 2007.  The vast majority of the increase consisted of overnight borrowing.  The Company had the opportunity during the fourth quarter to fund some longer term investments, with embedded call features, with overnight advances from the FHLBB.  Many of these overnight advance rates were as low as 6-7 basis points and in all likelihood most of these recent investments will be called over the course of 2009.  With the reduction in Prime Rate this year of 400 basis points and Fed Funds rates in the range of zero to 25 basis points, the Company has selectively chosen to fund its growth with short-term advances from the FHLBB and then replace these advances with deposits, over time.

DANVERS BANCORP, INC.

Company Profile

Danvers Bancorp, Inc. is the holding company for Danversbank, a Massachusetts-chartered savings bank headquartered in Danvers, Massachusetts.  Originally founded in 1850 as a Massachusetts-chartered mutual savings bank, we have grown to $1.7 billion in assets through acquisitions and internal growth, including de novo branching.  We conduct business from our main office located at One Conant Street, Danvers, Massachusetts, and our 16 other branch offices located in Andover, Beverly, Boston, Chelsea, Danvers, Malden, Middleton, Peabody, Reading, Revere, Salem, Saugus, Wilmington, and Woburn, Massachusetts.  Our business consists primarily of making loans to our customers, including commercial and industrial, commercial real estate loans, owner-occupied residential mortgages and consumer loans, and investing in a variety of investment securities.  We fund these lending and investment activities with deposits from our customers; funds generated from operations and selected borrowings. We also provide non-deposit investment products and services, cash management, debit and credit card products and online banking services.  Additional information about the Company and its subsidiaries is available at www.danversbank.com.

Forward Looking Statements

Certain statements herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are based on the beliefs and expectations of management, as well as the assumptions made using information currently available to management.  Since these statements reflect the views of management concerning future events, these statements involve risks, uncertainties and assumptions. As a result, actual results may differ from those contemplated by these statements.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.  They often include words like “believe,” “expect,” “anticipate,” “estimate,’ and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.”  Certain factors that could cause actual results to differ materially from expected results include changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes and the risk factors described in the Company’s December 31, 2007 Form 10-K, issued March 28, 2008, as updated by our Quarterly Reports on Form 10-Q, that adversely affect the business in which Danvers Bancorp is engaged and changes in the securities market.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release and the associated conference call.  The Company disclaims any intent or obligation to update any forward-looking statements, whether in response to new information, future events or otherwise.

DANVERS BANCORP, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	December 31,
	2008	2007
	(In thousands)
ASSETS
Cash and cash equivalents	$33,129	$65,862
Certificates of deposit	10,291	—
Securities available for sale	490,845	406,715
Loans	1,118,948	908,497
Less allowance for loan losses	(12,133)	(9,096)
Loans, net	1,106,815	899,401
Federal Home Loan Bank stock, at cost	14,001	10,021
Premises and equipment, net	22,877	19,706
Bank-owned life insurance	24,826	23,665
Other real estate owned	1,158	3,513
Accrued interest receivable	7,457	6,862
Deferred tax asset, net	6,955	5,908
Other assets	9,455	6,650
	$1,727,809	$1,448,303

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Demand deposits	$123,414	$124,040
Savings and NOW accounts	176,365	171,353
Money market accounts	440,931	337,847
Term certificates over $100,000	242,846	228,793
Other term certificates	134,727	136,115
Total deposits	1,118,283	998,148
Stock subscriptions	—	162,859
Short-term borrowings	168,276	23,800
Long-term debt	163,022	145,042
Subordinated debt	29,965	29,965
Accrued expenses and other liabilities	15,255	14,993
Total liabilities	1,494,801	1,374,807

Stockholders’ equity:
Preferred stock; $0.01 par value, 10,000,000 shares authorized; none issued and outstanding.	—	—
Common stock, $0.01 par value, 60,000,000 shares authorized; 17,842,500 and 0 shares issued at December 31, 2008 and December 31, 2007, respectively.	178	—
Additional paid-in capital	174,510	—
Retained earnings	67,854	71,213
Accumulated other comprehensive income	4,026	2,283
Unearned compensation - ESOP, 1,356,030 shares and 0 shares at December 31, 2008 and 2007, respectively.	(13,560)	—
Total stockholders’ equity	233,008	73,496
	$1,727,809	$1,448,303

DANVERS BANCORP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2008	2007	2008	2007
	(In thousands)		(In thousands)
Interest and dividend income:
Interest and fees on loans	$16,805	$16,128	$64,470	$63,946
Interest on debt securities:
Taxable	4,921	4,502	18,784	14,532
Non-taxable	195	188	773	588
Dividends on equity securities	102	220	403	752
Interest on cash equivalents and certificates of deposit	141	129	1,100	506
Total interest and dividend income	22,164	21,167	85,530	80,324

Interest expense:
Interest on deposits:
Savings and NOW accounts	546	559	2,308	1,616
Money market accounts	3,008	3,512	11,724	13,764
Term certificates	3,383	4,369	14,310	17,140
Interest on short-term borrowings	146	478	573	1,141
Interest on long-term debt and subordinated debt	2,398	2,310	9,433	9,507
Total interest expense	9,481	11,228	38,348	43,168
Net interest income	12,683	9,939	47,182	37,156
Provision for loan losses	1,500	350	4,225	800
Net interest income, after provision for loan losses	11,183	9,589	42,957	36,356

Non-interest income:
Service charges on deposits	730	676	2,702	2,583
Loan servicing fees	61	62	228	259
Gain on sales of loans	91	35	277	221
Net gain on sales of securities	34	381	921	365
Net increase in cash surrender value of bank-owned life insurance	320	337	1,161	971
Other operating income	430	326	1,738	1,381
Total non-interest income	1,666	1,817	7,027	5,780

Non-interest expense:
Salaries and employee benefits	6,489	6,363	27,984	22,335
Occupancy	1,310	1,197	5,075	4,504
Equipment	819	726	3,177	2,817
Outside services	265	209	1,111	595
Contributions to the Danversbank Charitable Foundation	—	—	6,850	—
Other real estate owned expense	919	26	2,830	145
Other operating expense	2,542	1,656	8,363	6,571
Total non-interest expense	12,344	10,177	55,390	36,967
Income (loss) before income taxes	505	1,229	(5,406)	5,169
Provision (benefit) for income taxes	542	80	(2,703)	815
Net income (loss)	$(37)	$1,149	$(2,703)	$4,354

Weighted-average shares outstanding:
Basic	16,468,886	N/A	N/A	N/A
Diluted	16,468,886	N/A	N/A	N/A

Earnings per share:
Basic	$(0.002)	N/A	N/A	N/A
Diluted	$(0.002)	N/A	N/A	N/A

DANVERS BANCORP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended
	December 31,	September 30,
	2008	2008
	(In thousands)
Interest and dividend income:
Interest and fees on loans	$16,805	$16,247
Interest on debt securities:
Taxable	4,921	4,183
Non-taxable	195	195
Dividends on equity securities	102	91
Interest on cash equivalents and certificates of deposit	141	276
Total interest and dividend income	22,164	20,992

Interest expense:
Interest on deposits:
Savings and NOW accounts	546	551
Money market accounts	3,008	2,692
Term certificates	3,383	3,333
Interest on short-term borrowings	146	108
Interest on long-term debt and subordinated debt	2,398	2,423
Total interest expense	9,481	9,107
Net interest income	12,683	11,885
Provision for loan losses	1,500	1,050
Net interest income, after provision for loan losses	11,183	10,835

Non-interest income:
Service charges on deposits	730	686
Loan servicing fees	61	56
Gain on sales of loans	91	90
Net gain (loss) on sales of securities	34	(26)
Net increase in cash surrender value of bank-owned life insurance	320	241
Other operating income	430	394
Total non-interest income	1,666	1,441

Non-interest expense:
Salaries and employee benefits	6,489	5,855
Occupancy	1,310	1,270
Equipment	819	811
Outside services	265	295
Other real estate owned expense	919	225
Other operating expense	2,542	2,197
Total non-interest expense	12,344	10,653
Income before income taxes	505	1,623
Provision for income taxes	542	1,575
Net income	$(37)	$48

Weighted-average shares outstanding:
Basic	16,468,886	16,450,979
Diluted	16,468,886	16,450,979

Earnings per share:
Basic	$(0.002)	$0.003
Diluted	$(0.002)	$0.003

DANVERS BANCORP, INC.

NET INTEREST INCOME ANALYSIS

(Unaudited)

	Three Months Ended
	December 31, 2008				December 31, 2007
	Average Outstanding Balance		Interest Earned/ Paid	Average Yield/ Rate (1)	Average Outstanding Balance		Interest Earned/ Paid	Average Yield/ Rate (1)
	(Dollars in thousands)
Interest-earning assets:
Interest-earning cash equivalents and certificates of deposit	$27,482		$141	2.05%	$12,759		$129	4.01%
Debt securities: (2)
U.S. Government	2,010		16	3.18	2,000		23	4.56
Government Sponsored Enterprises	186,639		2,207	4.73	193,996		2,493	5.10
Mortgage-backed	218,234		2,695	4.94	148,108		1,981	5.31
Municipal bonds	19,182		195	4.07	18,452		188	4.04
Other	250		3	4.80	328		5	6.05
Equity securities	12,186		102	3.35	10,664		220	8.18
Real estate mortgages (3)	605,202		9,169	6.06	558,463		9,663	6.86
C&I loans (3)	413,811		6,607	6.39	276,532		5,699	8.18
IRB’s (3)	69,844		847	4.85	45,811		571	4.95
Consumer loans (3)	9,084		182	8.01	9,595		195	8.06
Total interest-earning assets	1,563,924		22,164	5.67	1,276,708		21,167	6.58
Allowance for loan losses	(11,236)				(8,928)
Total earning assets less allowance for loan losses	1,552,688				1,267,780
Non-interest-earning assets	92,962				88,144
Total assets	$1,645,650				$1,355,924

Interest-bearing liabilities:
Deposits:
Savings and NOW accounts	$176,065		546	1.24	$171,910		559	1.29
Money market accounts	442,738		3,008	2.72	353,150		3,512	3.95
Term certificates (4)	387,207		3,383	3.49	360,763		4,369	4.80
Total deposits	1,006,010		6,937	2.76	885,823		8,440	3.78
Borrowed funds:
Short-term borrowings	78,049		146	0.75	55,251		478	3.43
Long-term debt	163,216		1,831	4.49	146,390		1,703	4.62
Subordinated debt	29,965		567	7.57	29,965		607	8.04
Total Interest-bearing liabilities	1,277,240		9,481	2.97	1,117,429		11,228	3.99
Non-interest-bearing deposits	129,650				156,506
Other non-interest bearing liabilities	11,732				10,589
Total non-interest-bearing liabilities	141,382				167,095
Total liabilities	1,418,622				1,284,524
Stockholders’ equity	227,028				71,399
Total liabilities and stockholders’ equity	$1,645,650				$1,355,923

Net interest income			$12,683				$9,939
Net interest rate spread (5)				2.70%				2.59%
Net interest-earning assets (6)	$286,684				$159,279
Net interest margin (7)				3.24%				3.09%
Ratio of interest-earning assets to total interest-bearing liabilities	1.22	x			1.14	x

(1)	Yields are annualized.
(2)	Average balances are presented at average amortized cost.
(3)	Average loans include non-accrual loans and are net of average deferred loan fees/costs.
(4)	Term certificates include brokered and non-brokered CDs.
(5)	Net interest rate spread represents the difference between the yield on interest earning assets and the cost of interest-bearing liabilities at the period indicated.
(6)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(7)	Net interest margin represents net interest income divided by average total interest-earning assets.

DANVERS BANCORP, INC.

NET INTEREST INCOME ANALYSIS

(Unaudited)

	Years Ended
	December 31, 2008				December 31, 2007
	Average Outstanding Balance		Interest Earned/ Paid	Average Yield/ Rate	Average Outstanding Balance		Interest Earned/ Paid	Average Yield/ Rate
	(Dollars in thousands)
Interest-earning assets:
Interest-earning cash equivalents and certificates of deposit	$41,480		$1,100	2.65%	$10,072		$506	5.02%
Debt securities: (1)
U.S. Government	2,027		78	3.85	2,341		109	4.66
Government Sponsored Enterprises	174,224		8,390	4.82	201,700		9,203	4.56
Mortgage-backed	206,237		10,302	5.00	97,324		5,200	5.34
Municipal bonds	19,008		773	4.07	14,584		588	4.03
Other	283		14	4.95	359		20	5.57
Equity securities	11,447		403	3.52	10,536		752	7.14
Real estate mortgages (2)	581,447		36,401	6.26	553,920		39,299	7.09
C&I loans (2)	364,216		24,572	6.75	263,667		21,750	8.25
IRB’s (2)	56,331		2,746	4.87	43,106		2,117	4.91
Consumer loans (2)	9,310		751	8.07	9,876		780	7.90
Total interest-earning assets	1,466,010		85,530	5.83	1,207,485		80,324	6.65
Allowance for loan losses	(10,214)				(9,840)
Total earning assets less allowance for loan losses	1,455,796				1,197,645
Non-interest-earning assets	98,162				80,898
Total assets	$1,553,958				$1,278,543

Interest-bearing liabilities:
Deposits:
Savings and NOW accounts	$178,801		2,308	1.29	$165,386		1,616	0.98
Money market accounts	417,127		11,724	2.81	335,448		13,764	4.10
Term certificates (3)	360,500		14,310	3.97	352,319		17,140	4.86
Total deposits	956,428		28,342	2.96	853,153		32,520	3.81
Borrowed funds:
Short-term borrowings	46,409		573	1.23	43,655		1,141	2.61
Long-term debt	158,102		7,131	4.51	148,265		6,914	4.66
Subordinated debt	29,965		2,302	7.68	29,965		2,593	8.65
Total Interest-bearing liabilities	1,190,904		38,348	3.22	1,075,038		43,168	4.02
Non-interest-bearing deposits	138,481				126,965
Other non-interest bearing liabilities	7,596				9,543
Total non-interest-bearing liabilities	146,077				136,508
Total liabilities	1,336,981				1,211,546
Stockholders’ equity	216,977				66,997
Total liabilities and stockholders’ equity	$1,553,958				$1,278,543

Net interest income			$47,182				$37,156
Net interest rate spread (4)				2.61%				2.63%
Net interest-earning assets (5)	$275,106				$132,447
Net interest margin (6)				3.22%				3.08%
Ratio of interest-earning assets to total interest-bearing liabilities	1.23	x			1.12	x

(1)	Average balances are presented at average cost.
(2)	Average loans include non-accrual loans and are net of average deferred loan fees/costs.
(3)	Term certificates include brokered and non-brokered CDs.
(4)	Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities at the period indicated.
(5)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(6)	Net interest margin represents net interest income divided by average total interest-bearing assets.

DANVERS BANCORP, INC.

NET INTEREST INCOME ANALYSIS

(Unaudited)

	Three Months Ended
	December 31, 2008				September 30, 2008
	Average Outstanding Balance		Interest Earned/ Paid	Average Yield/ Rate (1)	Average Outstanding Balance		Interest Earned/ Paid	Average Yield/ Rate (1)
	(Dollars in thousands)
Interest-earning assets:
Interest-earning cash equivalents and certificates of deposit	$27,482		$141	2.05%	$50,212		$276	2.20%
Debt securities: (2)
U.S. Government	2,010		16	3.18	2,014		17	3.38
Government Sponsored Enterprises	186,639		2,207	4.73	153,981		1,876	4.87
Mortgage-backed	218,234		2,695	4.94	188,771		2,288	4.85
Municipal bonds	19,182		195	4.07	19,186		195	4.07
Other	250		3	4.80	250		2	3.20
Equity securities	12,186		102	3.35	11,528		91	3.16
Real estate mortgages (3)	605,202		9,169	6.06	589,204		9,134	6.20
C&I loans (3)	413,811		6,607	6.39	379,419		6,231	6.57
IRB’s (3)	69,844		847	4.85	57,123		694	4.86
Consumer loans (3)	9,084		182	8.01	9,363		188	8.03
Total interest-earning assets	1,563,924		22,164	5.67	1,461,051		20,992	5.75
Allowance for loan losses	(11,236)				(10,653)
Total earning assets less allowance for loan losses	1,552,688				1,450,398
Non-interest-earning assets	92,962				98,660
Total assets	$1,645,650				$1,549,058

Interest-bearing liabilities:
Deposits:
Savings and NOW accounts	$176,065		546	1.24	$180,041		551	1.22
Money market accounts	442,738		3,008	2.72	420,442		2,692	2.56
Term certificates (4)	387,207		3,383	3.49	353,383		3,333	3.77
Total deposits	1,006,010		6,937	2.76	953,866		6,576	2.76
Borrowed funds:
Short-term borrowings	78,049		146	0.75	34,973		108	1.24
Long-term debt	163,216		1,831	4.49	164,000		1,865	4.55
Subordinated debt	29,965		567	7.57	29,965		558	7.45
Total Interest-bearing liabilities	1,277,240		9,481	2.97	1,182,804		9,107	3.08
Non-interest-bearing deposits	129,650				132,442
Other non-interest bearing liabilities	11,732				6,055
Total non-interest-bearing liabilities	141,382				138,497
Total liabilities	1,418,622				1,321,301
Stockholders’ equity	227,028				227,757
Total liabilities and stockholders’ equity	$1,645,650				$1,549,058

Net interest income			$12,683				$11,885
Net interest rate spread (5)				2.70%				2.67%
Net interest-earning assets (6)	$286,684				$278,247
Net interest margin (7)				3.24%				3.25%
Ratio of interest-earning assets to total interest-bearing liabilities	1.22	x			1.24	x

(1)

Yields are annualized.

(2)	Average balances are presented at average cost.
(3)	Average loans include non-accrual loans and are net of average deferred loan fees/costs.
(4)	Term certificates include brokered and non-brokered CDs.
(5)	Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities at the period indicated.
(6)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(7)	Net interest margin represents net interest income divided by average total interest-bearing assets.

DANVERS BANCORP, INC.

SELECTED FINANCIAL RATIOS AND OTHER DATA

(Unaudited)

At or For the Three Months	At or For the Years	At or For the Three Months Ended
Ended December 31,	Ended December 31,	September 30,
2008	2007	2008	2007	2008

Performance Ratios:

Return (loss) on assets (ratio of income to average total assets) (1)	(0.01)%	0.34%	(0.17)%	0.34%	0.01%
Return on equity (loss) ratio of income to average equity) (1)	(0.07)%	6.44%	(1.25)%	6.50%	0.08%
Net interest rate spread (1) (2)	2.70%	2.59%	2.61%	2.63%	2.67%
Net interest margin (1) (3)	3.24%	3.09%	3.22%	3.08%	3.25%
Efficiency ratio (4)	85.82%	86.31%	101.96%	85.82%	79.72%
Non-interest expenses to average total assets (1)	3.00%	3.00%	3.56%	2.89%	2.75%
Average interest-earning assets to interest-bearing liabilities	1.22	x	1.12	x	1.23	x	1.12	x	1.24	x

Asset Quality Ratios:

Non-performing assets to total assets	0.41%	0.55%	0.41%	0.55%	0.50%
Non-performing loans to total loans	0.53%	0.48%	0.53%	0.48%	0.67%
Allowance for loan losses to non-performing loans	204.53%	207.32%	204.53%	207.32%	152.51%
Allowance for loan losses to total loans	1.08%	1.00%	1.08%	1.00%	1.03%

Capital Ratios:

Risk-based capital (to risk-weighted assets)	22.03%	10.99%	22.03%	10.99%	22.98%
Tier 1 risk-based capital (to risk-weighted assets)	21.03%	9.57%	21.03%	9.57%	22.03%
Tier 1 leverage capital (to average assets)	16.55%	6.94%	16.55%	6.94%	16.86%
Stockholders’ equity to total assets	13.51%	5.07%	13.51%	5.07%	14.28%
Average stockholders’ equity to average assets	13.80%	5.24%	13.96%	5.24%	14.70%

(1)	Ratios for the three months ended December 31, 2008 and 2007 and three months ended September 30, 2008 are annualized.
(2)	The net interest rate spread represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the period.
(3)	The net interest margin represents net interest income as a percent of average interest-earning assets for the period.
(4)

The efficiency ratio represents non-interest expense for the period minus expenses related to the amortization of intangible assets divided by the sum of net interest income (before the loan loss provision) plus non-interest income.